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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-66738, 33-86946, 33-92878, 33-95050, 33-98170, 333-1632, 333-15655,
333-29431, 333-52417, 333-58605 and 333-62828 on Form S-8, Registration
Statement No. 333-41111 on Form S-3 and Registration Statement No. 333-03696 on Form S-4 of PETsMART, Inc. of our report dated March 12, 2002 (except for Note 19, as to which the date is June 24, 2002), appearing in the Current Report on Form 8-K dated June 25, 2002.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Phoenix, Arizona
June 25, 2002